EXHIBIT 4.2


                                WARRANT AGREEMENT

         THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED PRIOR TO _________________, 1997. THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER
         OR ASSIGN THIS PURCHASE OPTION PRIOR TO THAT DATE OTHER THAN TO
         AN OFFICER OR PARTNER OF SUCH HOLDER.

         NOT EXERCISABLE PRIOR TO ________________, 1997. VOID AFTER 5:00 p.m. EASTERN TIME, _______________, 2001.

         WARRANT AGREEMENT dated as of ___________, 199___ between Advanced Electronics Support Products, Inc., a Florida corporation (the "Company"), and JW Charles Securities, Inc. (the "Underwriter").

         The Company proposes to issue to the Underwriter warrants as hereinafter described (the "Underwriter's Warrants") to purchase up to an aggregate of 75,000 shares, subject to adjustment as hereinafter provided (the "Warrant Shares"), of the Company's common stock, par value $.001 per share (the "Common Stock"), each Underwriter's Warrant entitling the holder thereof to purchase one share of Common Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. ISSUANCE OF WARRANTS; FORM OF WARRANT. The Company will issue, sell and deliver the Underwriter's Warrants to the Underwriter or its bona fide officers and/or directors for the aggregate price of $.001 per Underwriters' Warrant concurrently with the closing (the "Closing") under the Underwriting Agreement, dated ___________ , 19___, between the Company and the Underwriter, relating to the public offering (the "Offering") pursuant to a registration statement on Form SB-2, as amended (File No. 333-________) (the "Registration Statement"), of 750,000 Shares (excluding an option to purchase up to an additional 112,500 Shares to cover over-allotments, if any). The text of the Underwriter's Warrants and of the form of election to purchase shares to be attached thereto shall be substantially as set forth in Exhibit A attached hereto. The Underwriter's Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, President or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

         2. REGISTRATION. The Underwriter's Warrants shall be numbered and shall be registered in an Underwriter's Warrant registered as they are issued. The Company shall be entitled to treat the registered holder (the "Holder") of any Underwriter's Warrant on the Underwriter's Warrant register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Underwriter's Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants

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which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Underwriter's Warrants shall be registered initially in the name of "JW Charles Securities, Inc." in such denominations as the Underwriter may request in writing to the Company; PROVIDED, HOWEVER, that at least one business day prior to the Closing, the Underwriter may designate that the Underwriter's Warrants be issued in varying amounts directly to its bona fide officers or to other underwriters and their designees, and not to the Underwriter. Such designation will only be made by the Underwriter if it determines such issuances would not violate the interpretation of the Board of Governors of the National Association of Securities Dealers, Inc. (the "NASD") relating to the review of corporate financing arrangements.

         3. TRANSFER OF WARRANTS. For a period of one year from the effective date of the Registration Statement, the Underwriter's Warrants may not be sold, assigned, transferred, pledged or hypothecated, in part or in whole, except to officers of the Underwriter or members of the selling group. Such transfer, assignment, pledge or hypothecation will be effective only when registered on the books of the Company upon delivery to the Company of the Warrant certificate(s) duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration or transfer, the Company shall deliver a new Underwriter's Warrant or Underwriter's Warrants to the persons entitled thereto. The Underwriter's Warrants may be exchanged at the option of the Holder thereof, for another Underwriter's Warrant, or other Underwriter's Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares upon surrender to the Company or its duly authorized agent. Notwithstanding anything herein to the contrary, the Underwriter's Warrants shall not be transferred to a direct competitor of the Company without the Company's prior written approval.

         4. TERM OF WARRANTS; EXERCISE OF WARRANTS. Each Underwriter's Warrant entitles the registered owner thereof to purchase one Share of Common Stock at a purchase price of $6.00 per Share (the "Exercise Price"). The total number of Underwriter's Warrants which may be purchased is equal to ten percent (10%) of the number of Shares sold in the Offering, excluding Shares sold as part of the over-allotment option. The Underwriter's Warrants are non-exercisable and non-transferable for a period of twelve (12) months following the effective date of the Registration Statement and will thereafter be exercisable until the date which is four years from the effective date of the Registration Statement (the "Expiration Date"). The Exercise Price and the amount of Shares of Common Stock issuable upon exercise of the Underwriter's Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of this Agreement, each Holder shall have the right, which may be exercised as set forth in such Underwriter's Warrants, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable Shares of Common Stock specified in such Underwriter's Warrants, upon surrender to the Company, or its duly authorized agent, of such Underwriter's

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Warrants, with the form of election to purchase attached thereto duly completed and signed, and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 8 of this Agreement, for the number of Warrant Shares in respect of which such Underwriter's Warrants are then exercised. Payment of the Exercise Price may be made in cash or by check payable to the order of the Company. No adjustment shall be made for any dividends on any shares of Common Stock issuable upon exercise of an Underwriter's Warrants. Upon each surrender of Underwriter's Warrants and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Underwriter's Warrants and (subject to receipt of evidence of compliance with the Act in accordance with the provisions of Section 10 of this Agreement) in such name or names as such Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Underwriter's Warrants, together with cash, as provided in Section 9 of this Agreement, in respect of any fractional Warrant Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Underwriter's Warrants and payment of the Exercise Price as aforesaid; PROVIDED, HOWEVER, that if, at the date of surrender of such Underwriter's Warrants and payment of such Exercise Price, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of such Underwriter's Warrants shall be closed, the certificates for the Warrant Shares shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such shares; PROVIDED, FURTHER, HOWEVER, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Underwriter's Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, if any Underwriter's Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise, a new Underwriter's Warrant or Underwriter's Warrants will be issued for the remaining number of Warrant Shares specified in the Underwriter's Warrant so surrendered.

         5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Warrant Shares upon the exercise of the Underwriter's Warrants. The Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the Holder of Underwriter's Warrants in respect of which such Warrant Shares are issued.

         6. MUTILATED OR MISSING WARRANTS. In case any of the Underwriter's Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Underwriter's Warrant, or in lieu of and substitution for the Underwriter's Warrant lost, stolen or destroyed, a new Underwriter's Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Underwriter's Warrant and indemnity, if requested, also reasonably

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satisfactory to the Company. An applicant for such substitute Underwriter's
Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         7. RESERVATION OF SHARES, ETC. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Underwriter's Warrants. ________________, transfer agent for the Common Stock (the "Transfer Agent"), and every subsequent Transfer Agent, if any, for shares of the Company issuable upon the exercise of any of such rights of purchase will be irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent Transfer Agent for any shares of the Company's Common Stock issuable upon the exercise of such rights of purchase. The Company will supply any such Transfer Agent with duly executed stock and warrant certificates for such purpose and will itself provide or otherwise make available any cash which may be distributable as provided in
Section 9 of this Agreement. All Underwriter's Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled, and such cancelled Underwriter's Warrants shall constitute sufficient evidence of the number of shares of Common Stock that have been issued upon the exercise of such Underwriter's Warrants. No shares of Common Stock shall be subject to reservation in respect of unexercised Underwriter's Warrants subsequent to the Expiration Date.

         8. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number and kind of securities purchasable upon exercise of each Underwriter's Warrant shall be subject to adjustment from time to time upon the happening of certain events that may occur after the date hereof and prior to the Expiration Date, as follows:

                  A. If the Company shall (i) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Warrant Shares purchasable upon exercise of each Underwriter's Warrant immediately prior thereto shall be adjusted so that the Holder of each Underwriter Warrant shall be entitled to receive the number of Warrant Shares of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Underwriter's Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Paragraph A shall become effective immediately after the effective date of such event retroactive to immediately after any record date for such event.

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                  B. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Underwriter's Warrant, in addition to those required by this
         Section 8, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, combination or reclassification of shares of Common Stock, issuance of rights, options or warrants to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of consolidated earnings or retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                  C. Whenever the number of Warrant Shares purchasable upon the exercise of each Underwriter's Warrant is adjusted, as herein provided, the Exercise Price thereof shall be adjusted by multiplying each such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Underwriter's Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

                  D. For the purpose of this Section 8, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. If at any time, as a result of an adjustment made pursuant to Paragraph A above, the Holders shall become entitled to purchase any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so purchasable upon exercise of each Underwriter's Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Paragraphs A through C, inclusive, above, and Paragraphs E through G, inclusive, of this Section 8.

                  E. Whenever the number of Warrant Shares purchasable upon the exercise of each Underwriter's Warrant or the Exercise Price of Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments. The Company may retain a firm of independent public accountants (who may be the regular accountants employed by the Company) to make any computation required by this Section 8 and shall cause such accountants to prepare a certificate setting forth the amount of the adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive of the correctness of such adjustment and each Holder shall have the right to inspect such certificate during reasonable business hours.

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                  F. In case of any consolidation of the Company with or merger of the Company with or into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Holder shall have the right to purchase upon exercise of each Underwriter's Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Underwriter's Warrant been exercised immediately prior to such action. The provisions of this Paragraph F shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  G. Notwithstanding any adjustment in the Exercise Price or the number or kind of Shares purchasable upon the exercise of the Underwriter's Warrant pursuant to this Agreement, certificates for Underwriter's Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares as are initially issuable pursuant to this Agreement.

         9. FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of Underwriter's Warrants. If more than one Underwriter's Warrant shall be presented for exercise in full at the same time by the same Holder, the number of Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Underwriter's Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 9, be issuable on the exercise of any Underwriter's Warrants (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the current market price per share of Common Stock on the date of exercise.

         10. RESTRICTIONS ON DISPOSITIONS. The Underwriter's Warrants and the Warrant Shares have been registered under the Act pursuant to the Registration Statement filed by the Company with the Securities and Exchange Commission. The Underwriter represents and warrants to the Company that it understands that neither the Underwriter's Warrants nor the Warrant Shares may be transferred except pursuant to (i) a post-effective amendment to the effective Registration Statement, (ii) another effective registration statement under the Act, or (iii) any available rule or exemption from registration under the Act permitting such transfer and an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

         11. CERTIFICATES TO BEAR LEGENDS. The Warrant Shares issued upon exercise of the Underwriter's Warrants shall be subject to a stop-transfer order and the certificate or certificates evidencing any such Warrant Shares shall bear a legend in substantially the following form:

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                  "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act."

         12.      REGISTRATION RIGHTS.

                  (a) DEMAND REGISTRATION RIGHTS. The Company covenants and agrees with the Underwriter and each other Holder of the Underwriter's Warrants and/or the Warrant Shares (collectively, the "Registrable Securities") that, subject to the availability of audited financial statements which comply with Regulation S-X under the Securities Act of 1933 (the "Act") and upon written request (the "Notice") of the then Holder(s) of at least fifty percent (50%) of the Registrable Securities, made at any time within the period commencing one year and ending four years after the effective date of the Registration Statement, the Company will, up to two (2) times, cause the Registrable Securities to be the subject of a post-effective amendment to the present Registration Statement or a new registration statement (collectively, a "Filing") under the Act, so as to enable the Underwriter and its assigns to offer publicly the Registrable Securities. The Company shall maintain the effectiveness of such Filing for at least 120 days and shall qualify or register the Registrable Securities included therein for sale in up to ten states. All costs incurred in connection with the preparation of any Filings hereunder shall be paid by the Company; PROVIDED that fees of counsel for the Underwriter shall be paid by the Underwriter; PROVIDED FURTHER, that the expenses of any second such registration statement or post-effective amendment (and matters attended thereto), shall be borne by the Underwriter or the holders requiring the same. Within thirty days after receiving a Notice, the Company shall give notice to the other Holders of the Registrable Securities advising that the Company is proceeding with such Filing, and offering to include therein the Registrable Securities of such Holders. The Company shall not be obligated to any such other Holder unless such other Holder shall accept such offer by notice in writing to the Company within twenty (20) days thereafter. The Holders of the Registrable Securities whose Warrants or Shares are included in such offering shall cooperate with the Company in preparing such Filing. No other securities of the Company shall be entitled to participate in such Filing. The Company will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause to become effective such Filing as promptly as practicable and for a period of nine months thereafter to reflect in such Filing financial statements which are prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising that, individually, or in the aggregate, represent a fundamental and/or material change in the information set forth in such Filing to enable any Holders to sell the Registrable Securities during said nine month period. The Holder(s) may sell the Underwriter's Warrants pursuant to such Filing without exercising the Underwriter's Warrants. If any Filing pursuant to this paragraph (a) is an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such Filing will select an underwriter (or managing underwriter if such offering should be syndicated).

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                  (b) PIGGYBACK REGISTRATION RIGHTS. The Company covenants and agrees with the Underwriter and each other Holder of the Registrable Securities that if, at any time within the period commencing one year and ending four years after the effective date of the Registration Statement, it proposes to file a Regulation A Offering Statement or register any class of security under the Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form or offering statement to be used may be used for registration of the Registrable Securities, the Company will give prompt written notice (which, in the case of a registration pursuant to the exercise of demand registration rights other than those provided in Section 12(a) of this Agreement, shall be within 15 business days after the Company's receipt of notice of such exercise and, in any event, shall be at least 30 days prior to such filing) to the Holders of the Registrable Securities (regardless of whether some of the Holders shall have theretofore availed themselves of the right provided in Section 12(a)) at the address(es) appearing on the records of the Company of its intention to effect a registration and the Holders of the Registrable Securities shall have the right, subject to Sections (b)(i) and (ii) below, to register all or part of the Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days of receipt/of notice by the Company, setting forth the intended method of distribution and such other date or information as the Company or its counsel shall reasonably require. In the event that such offering is underwritten by a broker/dealer other than the Underwriter, the Holders' right to register the Registrable Securities shall be subject to the approval of such underwriter. The Company agrees to use its best efforts to obtain such approval. This paragraph is not applicable to a registration filed with the Commission on Form S-4, S-8 on any other inappropriate forms. The Holders of the Registrable Securities whose securities are included in such offering shall cooperate with the Company in preparing the registration statement. All registrations requested pursuant to this Section (b) are referred to herein as "Piggyback Registrations."

                           (i) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration includes an underwritten primary registration on behalf of the Company and the underwriter(s) for the offering being registered by the Company shall determine in good faith and advise the Company in writing that in its/their opinion that marketing factors require a limitation on the number of Registrable Securities that can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (i) first, the securities that the Company proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of Registrable Securities and (iii) third, securities of the holders of other securities requesting registration. If any party disapproves of the terms of any such underwriting, it may withdraw therefrom by written notice to the Company and the Underwriter.

                           (ii) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration consists only of an underwritten secondary registration on behalf of holders of securities of the Company (other than pursuant to Section 12(a)), and the underwriter(s) for the offering being registered by the Company shall determine in good faith and advise the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such

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registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities, the Company will include in such registration the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration above, pro rata among such holders on the basis of the number of shares requested to be included by each such holder.

                  (c) OTHER REGISTRATION RIGHTS. In addition to the rights above provided, the Company will cooperate with the then Holders of the Registrable Securities in preparing and signing any registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the aforesaid Registrable Securities and will supply all information required therefor, but such additional registration statement and any expenses related to such offering shall be at the then Holders' cost and expense unless the Company elects to register additional shares of the Common Stock in which case the cost and expense of such registration statement will be prorated between the Company and the Holders according to the aggregate sales price of the securities being offered.

                  (d) ACTION TO BE TAKEN BY THE COMPANY. In connection with the registration of the Registrable Securities pursuant hereto, the
Company agrees to:

                           (i) bear the expenses of any registration or qualification under (a) or (b) of this section, including but not limited to accounting and printing fees; PROVIDED, HOWEVER, that in no event shall the Company be obligated to pay (A) any legal fees for Holders of Registrable Securities, or (B) any underwriters' discount or commission in respect of such Registrable Securities;

                           (ii) use its best efforts to register or qualify the Registrable Securities for offer or sale under state securities or blue sky laws in such jurisdictions in which the Underwriter shall reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the Holders to consummate the proposed sale, transfer or other disposition of such securities in such jurisdictions; and

                           (iii) enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each Holder of securities included in such Registration Statement.

         13.      NOTICES TO HOLDERS.

                  (a) Nothing contained in this Agreement or in any of the Underwriter's Warrants shall be construed as conferring upon the Holders thereof the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company; PROVIDED, HOWEVER, that if a meeting of shareholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, other than in connection with a consolidation, merger or sale of all, or substantially all, of its property, assets, business and goodwill as an entirety, then and in that

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event the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least 15 days prior to the date fixed as a record date or the date of closing the transfer books in relation to such meeting, to each registered Holder of Underwriter's Warrants at such Holder's address appearing on the Underwriter's Warrant register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution. If such notice shall have been so given and if such a voluntary dissolution shall be authorized at such meeting or any adjournment thereof, then from and after the date on which such voluntary dissolution shall have been duly authorized by the shareholders, the purchase rights represented by the Underwriter's Warrants and all other rights with respect thereto shall cease and terminate.

                  (b) If the Company intends to make any distribution on its Common Stock (or other securities which may be purchasable in lieu thereof upon the exercise of Underwriter's Warrants), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the continuing corporation, or to issue subscription rights or warrants to holders of its Common Stock, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least 15 days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of Underwriter's Warrants at such Holder's address appearing on the Underwriter's Warrant register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

         14. NOTICES. All notices and other communications hereunder (unless otherwise expressly provided for herein) shall be in writing and shall be deemed given when delivered in person on the business (before 5:00 P.M.) sent by facsimile transmission, or on the date indicated on the return receipt if sent registered or certified mail return receipt requested) to the party to receive the same at the following addresses (or at such other address for a party as shall be specified by like notice):

  If to the Company:         Advanced Electronic Support Products, Inc.
                             1810 Northeast 144th Street
                             North Miami, Florida 33181
                             Attn:  Messrs. Slav Stein and Roman Briskin
                             Facsimile: (305) 652-8489

  With a Copy to:            Akerman, Senterfit & Eidson, P.A.
                             SunTrust International Center, 28th Floor
                             One Southeast Third Avenue
                             Miami, Florida 33131-1704
                             Attn:  Philip Schwartz, Esq.
                             Facsimile:  (305) 374-5095

  If to the Holder:          At the address shown on the Underwriter's
                             Warrant register or the Company's Common
                             Stock register, as the case may be.

  with a copy to:            JW Charles Securities, Inc.
                             1117 Perimeter Center West
                             Suite 500-E
                             Atlanta, Georgia 30338
                             Attn:  Mr. Joel E. Marks, Vice President
                             Facsimile:  (404) 353-5873

                             Lucio, Mandler, Croland, Bronstein & Garbett, P.A. Barnett Bank Tower
                             701 Brickell Avenue, 20th Floor
                             Miami, Florida 33131
                             Attn: Leslie J. Croland, Esq.
                             Facsimile: (305) 579-0012

         15. OPINION OF COUNSEL. Counsel to the Company shall deliver to the Underwriter an opinion, dated the date hereof, satisfactory to counsel for the Underwriter, to the effect that (i) the Underwriter's Warrants and this Agreement have been authorized by all necessary corporate action, (ii) the Underwriter's Warrants and this Agreement have been duly authorized, executed and delivered and each constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, (iii) the Company has reserved out of its authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Underwriter's Warrants and (iv) the Warrant Shares, when issued upon exercise of Underwriter's Warrants in accordance with the terms of the Underwriter's Warrants and this Agreement, will be validly issued, fully paid and non-assessable.

         16. GOVERNING LAW. This Agreement and each Underwriter's Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of Florida. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 14.

         17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.

                   ADVANCED ELECTRONICS SUPPORT PRODUCTS, INC.

                            By:     _________________________
                                    Authorized Representative

                            JW CHARLES SECURITIES, INC.

                            By:     _________________________
                                    Authorized Representative

                                    EXHIBIT A

                          (Form of Warrant Certificate)

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT."

No. ____________                                           ___________ Warrants

                    VOID AFTER 5:00 P.M. _________ CITY TIME

                           ON ________________, 19___

                           __________________________

                               Warrant Certificate

         THIS CERTIFIES THAT for value received JW Charles Securities, Inc., or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time from _____________, 19___, until 5:00 p.m., ____________ time on _____________, 20___ (the
"Expiration Date"), one share of common stock, par value $.001 (the "Common Stock"), of Advanced Electronics Support Products, Inc., a Florida corporation (the "Company"), at a purchase price of $____ per share (the "Exercise Price") upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of Shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

         This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of ___________, 19___ (the "Warrant Agreement") between the Company and JW Charles Securities, Inc., which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant

Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

         This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

         No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and payment for the Warrant Shares shall have been made, and become deliverable as provided in the Warrant Agreement.

         If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

         IN WITNESS WHEREOF, Advanced Electronics Support Products, Inc. has caused the signature (or facsimile signature) of its President and Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

Dated:  ______________, 19___


                                                   ADVANCED ELECTRONICS SUPPORT
                                                   PRODUCTS, INC.

                                                   By:      ___________________
                                                            President

[Corporate Seal]

Attest:

------------------------------
          Secretary

                                     FORM OF
                                   ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)

         FOR VALUE RECEIVED             hereby sells, assigns and transfers unto
          this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint , to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ___________________, 19___

                                           Signature  _________________________

Signature Guaranteed:

                                     NOTICE

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                     FORM OF
                              ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                            the Warrant Certificate)

TO __________________________:

         The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

-----------------------------


-----------------------------------------------------------------
                         (Please print name and address)

         If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

------------------------------


-----------------------------------------------------------------
                         (Please print name and address)

Dated:_________________, 19___

                             ---------------------------------------
                             (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)

                                  PURCHASE FORM

                  (To be signed only upon exercise of Warrant)

         The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ____ Shares of the common stock of __________________, and herewith makes payment of $__________________ therefore, and requests that the share certificates be issued in the name(s) whose address(es) is (are) __________________________________________________________
_______________________________________________________________________________
___________________.


Dated:_______________________________

_____________________________________                (Signature)

_____________________________________                Name (Print or Type)

_____________________________________                Address

_____________________________________                City, State, Zip